Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 331-152603 of 1st United Bancorp, Inc. on Amendment No. 1 to Form S-1 of our report dated February 27, 2008, which is included in the Annual Report on Form 10-K of 1st United Bancorp, Inc. for the year ended December 31, 2007, and to the reference to us under the heading "Experts" in the prospectus.

Crowe Chizek and Company LLC

Fort Lauderdale, Florida

August 8, 2008